Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (File No. 333-147024 and File No. 333-153055), the Registration Statements on Form S-8 (File No. 333-148085, File No. 333-148754 and File No. 333-154795) and related Prospectuses of XTL Biopharmaceuticals Ltd. of our report dated June 28, 2010 relating to the financial statements, which appears in this Form 20-F.

/s/ Kesselman & Kesselman

Certified Public Accountant (Isr.)
A member of PricewaterhouseCoopers International Limited
Tel Aviv, Israel
June 28, 2010